UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 18, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported in our Current Report on Form 8-K filed on November 20, 2014, or the Form 8-K, we, through, GAHC3 East Texas MOB Portfolio, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with GSHS Enterprises Operating #1, Inc., Good Shepherd Heath System, Inc., Good Shepherd Enterprises, Inc., El Casa Orthopaedica, Inc., and Longview Casa Nueva, Inc., or collectively, the seller, unaffiliated third parties, and Central Title Company, as escrow agent, to purchase nine medical office buildings located in Longview and Marshall, Texas, or collectively the East Texas MOB Portfolio, for an aggregate purchase price of $69,278,400, plus closing costs.

We are filing this Current Report on Form 8-K/A, or Form 8-K/A, to correct the incorrect effective date of November 14, 2014 of the Purchase Agreement reported under Item 1.01 of the Form 8-K and reflected in the Purchase Agreement filed as Exhibit 10.1 of the Form 8-K. The correct effective date of the Purchase Agreement reported under Item 1.01 of the Form 8-K should be November 18, 2014 and the correct version of the Purchase Agreement, dated November 18, 2014, and attached hereto as Exhibit 10.1, hereby replaces and supersedes the Purchase Agreement filed as Exhibit 10.1 under item 9.01(d) of the Form 8-K. The material terms of the Purchase Agreement, dated November 18, 2014, are qualified in their entirety by the agreement attached hereto as Exhibit 10.1 to this Form 8-K/A and incorporated by reference to the Form 8-K. This Form 8-K/A, hereby amends Item 9.01(d) of the Form 8-K and except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Additionally, on November 21, 2014, we entered into a first agreement to the Purchase Agreement, or the First Amendment, with seller. The material terms of the First Amendment provide for: (i) our approval of all due diligence matters, as defined in the Purchase Agreement, once the First Amendment is fully executed, which constitutes our approval notice to seller; (ii) a credit to us in the amount of approximately $109,000 to reflect the agreed upon cost to repair certain portions of the East Texas MOB Portfolio as we identified during our inspection of the East Texas MOB Portfolio; (iii) both parties’ agreement that, notwithstanding anything in the Purchase Agreement to the contrary, certain related documents currently in effect between Hospital and Enterprises, as defined in the First Amendment, referred to collectively and defined in the First Amendment as the Existing Ground Lease Documents, shall be terminated at closing, and simultaneously, therewith, both parties shall enter into new ground leases for the On-Campus Properties, a new Maintenance, Operation and Easement Agreement, a new MOE Costs Agreement, a new Parking Facilities Agreement and new memoranda thereof as related to the On-Campus Properties, as such terms are defined and provided for in the Purchase Agreement and First Amendment; (iv) the execution of a Post-Closing Agreement at the time of closing that sets forth the parties’ respective obligations with respect to the replat, as defined in the First Amendment, by seller at the East Texas MOB Portfolio; terms of the Post-Closing Agreement shall include, but not be limited to, seller’s obligation to pay for the costs and expenses required to complete the replat and seller’s indemnification of us against any losses sustained by us as a result of any enforcement action by the City of Longview or other governmental authority related to any zoning violations prior to the completion of the replat, and our limited approval right with respect to the final replat, which consent may not be withheld so long as the replatted lots comply with all applicable laws, including, without limitation, zoning and parking requirements, and the creation of such replatted lots will not create any material adverse circumstances to us in our reasonable discretion; and (v) our approval, in our sole discretion, pursuant to Section 5.4 of the Purchase Agreement, of the form of new ground leases and leaseback leases, as defined in the Purchase Agreement, and the form of new ground leases and any document replacing the existing ground lease documents, as defined in the First Amendment, as a condition precedent.

The material terms of the First Amendment are qualified in their entirety by the agreement attached as Exhibit 10.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Real Estate Purchase Agreement and Escrow Instructions by and between GSHS Enterprises Operating #1, Inc., Good Shepherd Heath System, Inc., Good Shepherd Enterprises, Inc., El Casa Orthopaedica, Inc., Longview Casa Nueva, Inc., GAHC3 East Texas MOB Portfolio, LLC, and Central Title Company, dated November 18, 2014

10.2
First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GSHS Enterprises Operating #1, Inc., Good Shepherd Heath System, Inc., Good Shepherd Enterprises, Inc., El Casa Orthopaedica, Inc., Longview Casa Nueva, Inc., and GAHC3 East Texas MOB Portfolio, LLC, dated November 21, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

November 25, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Real Estate Purchase Agreement and Escrow Instructions by and between GSHS Enterprises Operating #1, Inc., Good Shepherd Heath System, Inc., Good Shepherd Enterprises, Inc., El Casa Orthopaedica, Inc., Longview Casa Nueva, Inc., GAHC3 East Texas MOB Portfolio, LLC, and Central Title Company, dated November 18, 2014

10.2
First Amendment to Purchase and Sale Agreement and Escrow Instructions by and between GSHS Enterprises Operating #1, Inc., Good Shepherd Heath System, Inc., Good Shepherd Enterprises, Inc., El Casa Orthopaedica, Inc., Longview Casa Nueva, Inc., and GAHC3 East Texas MOB Portfolio, LLC, dated November 21, 2014